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                      [Chadbourne & Parke LLP Letterhead]
                                                                     Exhibit 8.1



                               September 30, 1999

AES Eastern Energy, L.P.
1001 North 19th Street
Arlington, Virginia 22209

Ladies and Gentlemen:
                  We are acting as legal counsel to AES Eastern Energy, L.P. (the "Company"), a limited partnership organized under the laws of the State of Delaware, in connection with the offer to exchange (the "Exchange Offer") new pass through trust certificates Series 1999-A and new pass through trust certificates Series 1999-B (collectively, "New Pass Through Trust Certificates") for an equal principal amount of its existing pass through trust certificates Series 1999-A and its existing pass through trust certificates Series 1999-B, and in connection with the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by the Company for the purpose of registering the New Pass Through Trust Certificates under the Securities Act of 1933, as amended. Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

                  In rendering our opinion expressed below, we have assumed that all of the transactions contemplated by the Exchange Offer and described in the Registration Statement did, in fact, occur in accordance with the terms and descriptions thereof.

                  Based upon the foregoing, and subject to the assumptions and other limitations set forth in the discussion in the Registration Statement under the caption "U.S. Federal Income Tax Consequences," it is our opinion that, although such discussion does not address all of the tax consequences of the Exchange Offer or of owning and disposing of the New Pass Through Trust Certificates, it does address the material U.S. federal income tax consequences (other than those consequences that may be material to an investor based on its particular tax situation)
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AES Eastern Energy, L.P.                                      September 30, 1999



and insofar as it describes statements of law or legal conclusions for holders, it is accurate in all material respects.

                  We express no opinion as to any matter other than the opinion set forth above. Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. The conclusions reached in this opinion may change as a result of changes in any of the foregoing.

                  We hereby consent the use of our name under the captions "U.S. Federal Income Tax Consequences" and "Legal Matters" in the Prospectus forming part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                                          Very truly yours,

                                                          Chadbourne & Parke LLP

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